Exhibit 99.1
JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)(1)
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The undersigned acknowledge and agree that the Schedule 13D to which this agreement relates is filed on behalf of each of the undersigned and that all subsequent amendments to the Schedule 13D to which this agreement relates shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.  This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated:  January 24, 2014

[Signatures on following page]

MONARCH ALTERNATIVE CAPITAL LP By: /s/ Michael Weinstock Name: Michael Weinstock Title: Chief Executive Officer
MDRA GP LP By: Monarch GP LLC, its general partner By: /s/ Michael Weinstock Name: Michael Weinstock Title: Member
MONARCH GP LLC By: /s/ Michael Weinstock Name: Michael Weinstock Title: Member

MONARCH DEBT RECOVERY MASTER FUND LTD By: Monarch Alternative Capital LP, its investment manager By: /s/ Michael Weinstock Name: Michael Weinstock Title: Chief Executive Officer

[Signature page to Joint Filing Agreement with respect to Trade Street Residential, Inc.]

MONARCH OPPORTUNITIES MASTER FUND LTD By: Monarch Alternative Capital LP, its investment manager By: /s/ Michael Weinstock Name: Michael Weinstock Title: Chief Executive Officer

MONARCH CAPITAL MASTER PARTNERS II-A LP By: Monarch Alternative Capital LP, its investment manager By: /s/ Michael Weinstock Name: Michael Weinstock Title: Chief Executive Officer

MONARCH ALTERNATIVE CAPITAL GP LLC By: /s/ Michael Weinstock Name: Michael Weinstock Title: Chief Executive Officer

MONARCH GP INVESTOR LLC By: /s/ Michael Weinstock Name: Michael Weinstock Title: Executive Committee Member

[Signature page to Joint Filing Agreement with respect to Trade Street Residential, Inc.]